SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 25, 2011

Date of Report (Date of earliest event reported)

FBR & CO.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-33518	20-5164223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Nineteenth Street North Arlington, VA		22209
(Address of Principal Executive Office)		(Zip Code)

(703) 312-9500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 26, 2011, FBR & Co. issued a press release announcing its earnings for the quarter ended September 30, 2011. A copy of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 2.05	Costs Associated with Exit or Disposal Activities.

To better align the Company’s cost structure to the challenging and volatile capital markets environment, on October 25, 2011, we approved a restructuring plan that will reduce the Company’s fixed costs across its business lines by approximately 35%, principally through headcount reduction. The plan is expected to be completed by year-end. At this time, in connection with the restructuring plan, the Company expects to incur a cash compensation charge related to the headcount reduction in the fourth quarter of 2011 of approximately $3.0 million. We expect that approximately $2.0 million of that amount will be offset by reduced salary expense in the quarter. We believe these actions will not change the fundamental composition or strength of our franchise.

Item 8.01	Other Events.

On October 27, 2011, FBR & Co. held a conference call to discuss its earnings for the quarter ended September 30, 2011. A copy of the conference call script is furnished herewith and attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and exhibits.

Exhibits.

99.1	FBR & Co. Press Release dated October 26, 2011

99.2	FBR & Co. Conference Call Script, dated October 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR & CO.

Date: October 27, 2011	By:	/s/ Bradley J. Wright
Bradley J. Wright
Executive Vice President and Chief Financial Officer